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                                                                    EXHIBIT 32.2

                   CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.
1350):

         I, Harold R. Beattie, Jr., Chief Financial Officer of ElkCorp, certify to my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

         (1) The Quarterly Report on Form 10-Q for the period ended September 30, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Quarterly Report on Form 10-Q for the period ended September 30, 2003 fairly presents, in all material respects, the financial condition and results of operations of ElkCorp.

Dated:  November 4, 2003
                                                   By /s/ Harold R. Beattie, Jr.
                                                      --------------------------
                                                      Harold R. Beattie, Jr.
                                                      Chief Financial Officer